SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

March 26, 2014

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 26, 2014, the Registrant held its Annual Meeting of Stockholders, at which three proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s proxy statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 14, 2014. The final results for the votes regarding each proposal are set forth below.

1. Registrant’s stockholders elected ten directors to the Registrant’s Board of Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
John P. Bilbrey	9,517,599	72,064	37,158	1,170,847
J. Michael Fitzpatrick	9,504,783	84,769	37,269	1,170,847
Freeman A. Hrabowski, III	9,473,819	111,142	41,860	1,170,847
Patricia Little	9,518,167	69,763	38,891	1,170,847
Michael D. Mangan	9,515,537	72,350	38,934	1,170,847
Margaret M. V. Preston	9,514,332	70,395	42,094	1,170,847
Gordon M. Stetz, Jr.	9,526,982	65,117	34,722	1,170,847
William E. Stevens	9,420,637	166,877	39,307	1,170,847
Jacques Tapiero	9,514,069	71,947	40,805	1,170,847
Alan D. Wilson	9,524,539	71,270	31,012	1,170,847

2. Registrant’s stockholders approved in an advisory (non-binding) vote the compensation paid to the Registrant’s Named Executive Officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
9,303,398	184,548	138,875	1,170,847

3. Registrant’s stockholders ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2014. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
10,664,353	109,966	23,349	0

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2014

McCORMICK & COMPANY, INCORPORATED

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary